Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the following registration statements of our reports dated February 21, 2018, with respect to the consolidated balance sheets of Keryx Biopharmaceuticals, Inc. and Subsidiaries (the “Company”), as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the effectiveness of Keryx Biopharmaceuticals, Inc. internal control over financial reporting, which appear in this annual report on Form 10-K of the Company for the year ended December 31, 2017:

Form S-8 dated February 5, 2001 (File No. 333-55006)
Form S-8 dated September 29, 2004 (File No. 333-119377)
Form S-8 dated April 6, 2006, as amended (File No. 333-133052)
Form S-8 dated July 31, 2007 (File No. 333-145003)
Form S-8 dated March 25, 2010 (File No. 333-165710)
Form S-8 dated August 2, 2013 (File No. 333-190358)
Form S-8 dated March 11, 2016 (File No. 333-210116)
Form S-8 dated August 23, 2016 (File No. 333-213267)
Form S-3 dated November 9, 2016, as amended (File No. 333-214513)

/s/ UHY LLP
New York, New York
February 21, 2018